SECURITIES AND EXCHANGE COMMISSION
                           	Washington, D.C.  20549

                                   	FORM 8-K

                                	CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               	January 28, 1998

                             	ROYAL OAK MINES INC.
	          ------------------------------------------------------
          	(Exact name of registrant as specified in its charter)

                       	Commission File Number 1-4350

ONTARIO, CANADA        	                  			98-0160821
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(State or other jurisdiction of 			         	(I.R.S. Employer Identification
incorporation or organization)			           	No.)

c/o Royal Oak Mines (USA) Inc.
5501 Lakeview Drive
Kirkland,  Washington
U.S.A.                                      	98033
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(Address of principal executive offices)		  	(Postal/Zip Code)

(425) 822-8992
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Registrant's telephone number, including
area code

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Item 5.   Other Events

On January 28, 1998, the Registrant issued the following press release:

[Royal Oak Mines Inc. Press Release Letterhead]


                      	FOR IMMEDIATE RELEASE FROM KIRKLAND

                               	January 28, 1998



             	Royal Oak Draws Funds from Senior Secured Financing

Royal Oak Mines Inc. (TSE and AMEX: RYO) announced today that it has drawn down funds from the previously-announced US$44 million senior secured financing.
Last week, the Company received consents acceptable to the senior lenders from a majority of the aggregate amount of its Senior Subordinated Note holders. Margaret Witte, President and Chief Executive Officer of Royal Oak, said: "We sincerely appreciate the continuing support of our Senior Subordinated Note holders, and their consent to the latest financing will enable us to complete construction and start-up of our Kemess gold-copper mine in April of this year."

"We also acknowledge the financial support of the government of British Columbia during the construction phase of the Kemess Mine. We have recently received the final payment of C$17.6 million from the government for this phase of the project. The government will be providing a further C$12 million over 12 years when the mine is operating," Margaret Witte added.

Margaret Witte concluded: "We are excited that we are now so close to the opening of Kemess, our core asset that will be the springboard for the future growth of Royal Oak. We look forward to an improvement in gold and copper prices, and to a revaluation of the Company in the capital markets that will reward our supportive shareholders and bond holders."

For further information contact:			or in Europe contact:

Mr. J. Graham Eacott			          		Mr. David Williamson
or Mr. Nick Volk				              	David Williamson Associates Limited
Royal Oak Mines				               	International Investor Relations
5501 Lakeview Drive				           	15 St. Helen's Place, 3rd Floor
Kirkland, WA 98033-7314		        		London, England  EC3A 6DE

Telephone:	(425) 822-8992       			Telephone:	011-44-171-628-3989
Facsimile:	(425) 822-3552       			Facsimile:	011-44-171-920-0563

           Internet site: http://www.royal-oak-mines.com

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               ROYAL OAK MINES INC.


Date:	January 28, 1998                     				By: /s/ James H. Wood
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 		                                            James H. Wood
                                               Chief Financial Officer